UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 17, 2021

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Spectrum Boulevard, Suite 112C, Tampa, FL 33612

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)       On June 17, 2021, Alzamend Neuro, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Stephan Jackman to continue to serve as Chief Executive Officer of the Company through July 1, 2024. Pursuant to the Agreement, Mr. Jackman will be paid a base salary of $300,000 per annum (the “Base Salary”). In addition, Mr. Jackman shall be eligible to earn a cash and/or equity bonus as the Company’s Board of Directors (the “Board”) may determine, from time to time, based on meeting performance objectives and bonus criteria to be identified by the Board (the “Performance Bonus”), which Performance Bonus may consist of cash or, in the Board’s sole discretion, the Company’s common stock (the “Common Stock”). The determination of whether the Company has achieved a certain financial performance objective in any year for the purposes of the Performance Bonus shall be made by the independent registered public accounting firm regularly retained or employed by the Company within ninety (90) days after the end of each fiscal year.

Further, Mr. Jackman is entitled to receive equity participation as follows: (A) options to purchase 5,000,000 shares of Common Stock, which options were previously granted and are exercisable for a period of ten (10) years at an exercise price of $1.00 per share (the “$1.00 Options”), and (B) options to purchase 2,000,000 shares of the Company’s Common Stock, which options shall be exercisable for a period of ten (10) years at an exercise price of $1.50 per share (the “$1.50 Options”, and collectively with the $1.00 Options, the “Options”).

Subject to the terms and conditions set forth in the Agreement, the Options shall vest pursuant to the following schedule: (1) 3,000,000 shares of Common Stock subject to the $1.00 Options shall vest ratably over 48 months, commencing on November 16, 2018; (2) 1,000,000 shares of Common Stock subject to the $1.00 Options shall vest upon approval of a New Drug Application (“NDA”) for LiProSal by the U.S. Food and Drug Administration (the “FDA”), provided that such approval occurs on or prior to November 1, 2022; (3) 1,000,000 shares of Common Stock subject to the $1.00 Options shall vest upon the approval of an NDA for CAO22W by the FDA, provided that such approval occurs on or prior to November 1, 2022; and (4) the $1.50 Options shall vest upon satisfaction of mutually agreed upon performance criteria as set forth in Mr. Jackman’s Non-Qualified Stock Option Grant dated November 26, 2019.

Mr. Jackman’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Jackman is employed by the Company and upon the termination of Mr. Jackman’s employment and for a period of two years thereafter, if there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Jackman shall have been determined.

Upon termination of Mr. Jackman’s employment (other than upon the expiration of the employment), Mr. Jackman shall be entitled to receive: (A) any earned but unpaid Base Salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Jackman’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination of Mr. Jackman’s employment, the Company shall pay to Mr. Jackman a “Separation Payment” as follows: (a) an amount equal to twelve (12) months of the Base Salary (as in effect immediately prior to the termination date), and (b) a prorated Performance Bonus amount calculated in accordance with the Performance Bonus criteria set forth in the Agreement and the actual number of days Mr. Jackman worked in the calendar year prior to the termination date. In addition, all of Mr. Jackman’s Options shall immediately vest and shall be exercisable for a period of twelve (12) months after such termination.

The preceding discussion is qualified in its entirety to Mr. Jackman’s Agreement that has been filed as an exhibit.

Item 9.01     Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

10.1	Executive Employment Agreement with Stephan Jackman dated June 17, 2021 *

* Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: June 22, 2021	/s/ Henry Nisser
Henry Nisser
Executive Vice President and General Counsel